Exhibit 23.2

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the use in this  Registration  Statement of SSTL, Inc. on Form  S-1,  of my  report  dated September 20, 2011 on  the  financial statements of SSTL, Inc. for the period from November 10, 2010 (Inception) through March 31, 2011.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 17, 2012